CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 6, 1999, which is incorporated by reference in this Registration Statement (Form N-1A 33-50350) of Dreyfus Balanced Fund, Inc.


                                               ERNST & YOUNG LLP


New York, New York
December 17, 1999